EXHIBIT 4.1

PAR VALUE $0.001
CERTIFICATE NUMBER	NUMBER OF SHARES

BLUESKY SYSTEMS, CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF PENNSYLVANIA
50,000,000 SHARES AUTHORIZED

COMMON STOCK	CUSIP NUMBER 09624K 10 2

This certifies that ________________________ is the owner of ____________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $0.001 Per Share, of Bluesky Systems, Corp. transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signature of its duly authorized officers.

Date

[CORPORATE SEAL]

____________________________	____________________________
President	Secretary

COUNTERSIGNED AND REGISTERED:

____________________________
Transfer Agent and Registrar

Attest:_______________________
Authorized Signature